EXHIBIT 99.1

QCR Holdings, Inc. Announces Improved Earnings for Third Quarter of 2009

MOLINE, Ill., Oct. 26, 2009 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced net income attributable to QCR Holdings, Inc. ("net income") of $1.6 million for the quarter ended September 30, 2009, or diluted earnings per share for common shareholders of $0.12. By comparison, for the quarter ended June 30, 2009, the Company reported a net loss attributable to QCR Holdings, Inc. of $820 thousand, or diluted earnings per share of ($0.42). For the third quarter of 2008, the Company reported net income of $4.3 million, or diluted earnings per share of $0.83. For the nine months ended September 30, 2009, the Company reported net income of $853 thousand compared to net income of $6.8 million for the same period in 2008. As previously reported, in September 2008 a subsidiary of the Company sold its merchant credit card acquiring business resulting in a gain on sale, net of taxes and related expenses, of approximately $3.0 million.

For the quarter ended September 30, 2009, the Company recognized net income from continuing operations attributable to QCR Holdings, Inc. of $1.6 million, or diluted earnings per share of $0.12, as compared to net income from continuing operations attributable to QCR Holdings, Inc. of $1.7 million, or diluted earnings per share of $0.25, for the quarter ended September 30, 2008. The Company's net interest income for the current quarter totaled $13.8 million which is an increase of $2.1 million, or nearly 18%, from $11.7 million for the same period of 2008. Of this increase, $1.3 million was attributable to the recognition of interest income for cash interest payments previously received on a commercial loan which had been deferred pending the resolution of a contingency which was resolved this quarter. Additionally, the Company recognized gains on securities sold of $719 thousand. More than offsetting these items, the Company continued to provide reserves at significant levels for its loan/lease portfolio with $3.5 million of provision expense for the third quarter of 2009. Further, during the third quarter of 2009, the Company continued to incur significant expenses for FDIC insurance and experienced an increase in legal and other expenses incurred in connection with carrying high levels of nonperforming assets.

"We are pleased to report continued improvement in net interest income and non-interest income," stated Douglas M. Hultquist, President and Chief Executive Officer. "Excluding the impact of the one-time interest income adjustment, we've seen increases in net interest income levels year-over-year and quarter-over-quarter. Achieving this result within the current interest rate environment is a testament to our talented team of bankers who continue to focus on building new and enhancing existing client relationships. Our non-interest income has also experienced solid growth in the current quarter and year. Some of this success was a result of gains on sale of four bonds in the third quarter. Although this is not a customary practice of our Company, we felt the sale was advantageous considering the market position of the specific securities."

Nonperforming assets at September 30, 2009 were $31.9 million, which was a decrease of $3.3 million, or 10%, from $35.3 million at June 30, 2009, resulting in a decrease in the level of nonperforming assets at the end of the third quarter to 1.82% of total assets, as compared to 2.07% of total assets at June 30, 2009. The large majority of the Company's remaining nonperforming assets are loans that have been placed on nonaccrual status. Management has thoroughly reviewed these loans and has provided specific reserves as appropriate. The Company's allowance for loan/lease losses to total loans/leases experienced a slight decrease from 1.84% at June 30, 2009 to 1.82% at September 30, 2009. Furthermore, the Company's provision for loan/lease losses totaled $3.5 million for the third quarter of 2009 which was a decrease of $1.4 million from $4.9 million for the second quarter of 2009, and an increase of $1.3 million from $2.2 million for the third quarter of 2008.

Mr. Hultquist added, "Although the overall level of nonperforming assets remains elevated, we are pleased with the decrease in the third quarter. The 10% reduction of nonperforming assets from the end of the second quarter was the net result of charging off portions of a few nonperforming assets, improvements in performance of some existing nonperforming assets, and the recent slowing of new nonperforming assets. Maintaining asset quality has always been, and continues to be, a top priority for the Company."

During the third quarter of 2009, the Company's total assets increased 3%, or by $48.5 million, to $1.75 billion from $1.70 billion at June 30, 2009. Loans/leases grew by $15.9 million, or 1%, from $1.23 billion at June 30, 2009 to $1.24 billion at September 30, 2009. The remaining asset growth occurred within the Company's securities portfolio. The Company experienced an increase in deposits totaling $67.7 million, or 7%, from $1.03 billion at June 30, 2009 to $1.10 billion at September 30, 2009. As a result of this increase in deposits, short-term and other borrowings decreased $21.2 million, or 4%, from $488.4 million as of June 30, 2009 to $467.2 million as of September 30, 2009.

"The Company and all three subsidiary banks continue to be well capitalized as of September 30, 2009, and we have very strong access to liquidity," stated Todd A. Gipple, Executive Vice President, Chief Operating Officer, and Chief Financial Officer. "Given the current economic and regulatory climate, we continue to focus on maintaining our strong capital and liquidity positions. As a result, we have increased the total risk-based capital ratio to more than 12% at all three of our subsidiary banks. This level of capital is more than 200 basis points and 20% greater than the level of capital required to be "well-capitalized" by the Federal Reserve. Our Company has a long history of focusing on regulatory matters and on maintaining our strong regulatory status, and we are pleased that this approach has resulted in positive regulatory relationships for our Company during this period of intense regulation and oversight."

Mr. Gipple added, "As previously reported, we received funding in the amount of $38.2 million under the Treasury Capital Purchase Program in the first quarter of 2009. Consistent with the intent of the Program, the additional capital has enhanced our capacity to support the communities we serve through additional lending opportunities. Despite weakened loan/lease demand created by the economic recession, we originated $280.2 million of new loans to both new and existing customers during the first three quarters of 2009. Of this, we funded $97.1 million in new mortgages and other consumer loans to our individual clients, and $183.1 million in new business loans and leases to our commercial clients. Continuing this effort to grow our loan/lease portfolio and support our communities without sacrificing our asset quality is one of our most significant challenges today."

Results for the third quarter of 2009 for the Company's primary subsidiaries were as follows:

 * Quad City Bank & Trust, the Company's first subsidiary bank which opened in 1994, had total consolidated assets of $976.4 million at
   September 30, 2009, which was an increase of $22.9 million, or 2%, from $953.5 million at June 30, 2009.  At September 30, 2009, Quad
   City Bank & Trust had net loans/leases of $635.4 million, which was an increase of $4.0 million, or 1%, from $631.4 million as of
   June 30, 2009.  The remaining asset growth occurred within the bank's securities portfolio.  During this same period, deposits increased $45.5 million, or 8%, to $597.4 million.  As a result of this increase in deposits, Quad City Bank & Trust's short-term and other borrowings decreased $38.0 million, or 12%, from $314.9 million at June 30, 2009 to $276.9 million at September 30, 2009.
   Quad City Bank & Trust realized year-to-date earnings of $5.2 million for the nine months ended September 30, 2009 which was a decrease of $1.3 million from $6.5 million for the nine months ended September 30, 2008.

 * Cedar Rapids Bank & Trust, which opened in 2001, had total assets of $525.5 million at September 30, 2009, which was an increase of
   $21.9 million, or 4%, from $503.6 million at June 30, 2009.  At
   September 30, 2009, Cedar Rapids Bank & Trust had net loans of
   $383.6 million, which was an increase of $5.0 million, or 1%, from June 30, 2009.  The remaining asset growth occurred within the bank's securities portfolio.  Deposits of $318.9 million reflected an increase of $13.2 million, or 4%, for the quarter.
   Short-term and other borrowings were $152.8 million as of
   September 30, 2009, which was a slight increase of $3.2 million, or 2%, from $149.6 million as of June 30, 2009.  The bank realized year-to-date earnings of $1.4 million for the nine months ended
   September 30, 2009 which was a decrease of approximately $1.0 million from $2.4 million from one year ago.

 * Rockford Bank & Trust, which opened in 2005, had total assets of
   $252.0 million at September 30, 2009, which was a slight decrease of $3.5 million, or 1%, from June 30, 2009.  At September 30, 2009,
   Rockford Bank & Trust had net loans of $202.4 million which was an increase of $6.7 million, or 3%, from $195.7 million as of June 30,
   2009.  The bank's deposits totaled $188.9 million at September 30,
   2009 which represented a decline of $9.7 million, or 5%.  The bank realized after-tax net losses for the nine months ended September
   30, 2009 in the amount of $1.9 million, as compared to a $146 thousand net loss for the same period in 2008.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its 80% owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish de novo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                           QCR HOLDINGS, INC.
                   CONSOLIDATED FINANCIAL HIGHLIGHTS
                              (Unaudited)

                                          As of
                        ----------------------------------------------
                         Sept. 30,    June 30,    Dec. 31,   Sept. 30,
                          2009         2009        2008        2008
                        ----------  ----------  ----------  ----------
(dollars in thousands,
  except share data)

SELECTED BALANCE SHEET
 DATA *
 Total assets           $1,749,304  $1,700,857  $1,605,629  $1,641,416
 Securities             $  345,875  $  321,461  $  256,076  $  231,973
 Total loans/leases     $1,241,738  $1,225,850  $1,214,690  $1,177,748
 Allowance for estimated
  loan/lease losses     $   22,640  $   22,495  $   17,809  $   14,496
 Assets related to
  discontinued
  operations, held
  for sale              $       --  $       --  $       --  $  106,332
 Total deposits         $1,096,768  $1,029,036  $1,058,959  $  980,400
 Liabilities related to
  discontinued
  operations, held for
  sale                  $       --  $       --  $       --  $   94,789
 Total stockholders'
  equity                $  128,492  $  127,180  $   92,495  $   89,438
 Common stockholders'
  equity                $   68,349  $   66,934  $   70,485  $   69,286
 Common shares
  outstanding            4,546,990   4,541,895   4,509,637   4,625,088
 Book value per
  common share          $    15.03  $    14.74  $    15.63  $    14.98
 Closing stock price    $    10.20  $    10.00  $    10.00  $    13.30
 Market capitalization  $   46,379  $   45,419  $   45,096  $   61,514
 Market price/book value     67.86%      67.86%      63.98%      88.78%
 Full time equivalent
  employees                    343         350         345         373
 Tier 1 leverage
  capital ratio               9.00%       9.04%       7.10%       7.08%

 * First Wisconsin Bank & Trust was sold on December 31, 2008 and is reported as discontinued operations for all periods reported.
   Immediately prior to the sale, First Wisconsin Bank & Trust had total assets of $122.9 million, gross loans of $80.2 million, deposits of $98.0 million, and 24 full-time equivalent employees.
   These amount and the accompanying 2008 income statement results have been removed from all financial schedules.

                           QCR HOLDINGS, INC.
                   CONSOLIDATED FINANCIAL HIGHLIGHTS
                             (Unaudited)

                                          As of
                        ----------------------------------------------
                        Sept. 30,     June 30,    Dec. 31,   Sept. 30,
                          2009         2009        2008       2008
                        ----------  ----------  ----------  ----------
(dollars in thousands)

ANALYSIS OF LOAN DATA *
 Nonaccrual loans/
  leases **             $   25,400  $   29,420  $   20,828  $    9,443
 Accruing loans/leases
  past due 90 days
  or more                    1,503       2,321         222       2,218
 Other real estate owned     4,994       3,505       3,857       2,215
                        ----------  ----------  ----------  ----------
 Total nonperforming
  assets                $   31,897  $   35,246  $   24,907  $   13,876

 Net charge-offs
  (calendar year-to-date$    7,836  $    4,344  $    2,728  $    1,313

 Loan/lease mix:
  Commercial loans      $  445,096  $  448,575  $  439,117  $  473,778
  Commercial real
   estate loans            551,027     529,029     526,668     465,002
  Direct financing
   leases                   88,189      86,420      79,408      72,910
  Residential real
   estate loans             69,578      72,574      79,229      78,875
  Installment and other
   consumer loans           85,844      87,372      88,541      85,523
  Deferred loan/lease
   origination costs,
    net of fees              2,004       1,880       1,727       1,660
                        ----------  ----------  ----------  ----------
 Total loans/leases     $1,241,738  $1,225,850  $1,214,690  $1,177,748

 ANALYSIS OF DEPOSIT
  DATA *
 Deposit mix:
  Noninterest-bearing   $  189,387  $  155,551  $  161,126  $  143,071
  Interest-bearing         907,381     873,485     897,833     837,329
                        ----------  ----------  ----------  ----------
 Total deposits         $1,096,768  $1,029,036  $1,058,959  $  980,400

 Interest-bearing
  deposit mix:
  Nonmaturity deposits  $  432,843  $  363,828  $  387,746  $  331,009
  Certificates of
   deposit                 400,742     419,869     386,097     404,773
  Brokered certificates
   of deposit               73,796      89,788     123,990     101,547
                        ----------  ----------  ----------  ----------
 Total interest-bearing
  deposits              $  907,381  $  873,485  $  897,833  $  837,329

*  First Wisconsin Bank & Trust was sold on December 31, 2008 and is reported as discontinued operations for all periods reported
** Includes the government guaranteed portion for any nonaccrual loans that have a guarantee. QCRH previously reported nonaccrual loans/leases excluding the government guaranteed portion. With this report, QCRH adjusted the amounts in the prior periods presented to reflect a consistent comparison. The adjustments did not have a significant impact on other reporting.

                             QCR HOLDINGS, INC.
                     CONSOLIDATED FINANCIAL HIGHLIGHTS
                                 (Unaudited)

                    For the Quarter               For the Nine Months
                        Ended                          Ended
                -------------------------------- ---------------------
                 Sept. 30,   June 30,  Sept. 30,  Sept. 30,   Sept. 30,
                  2009        2009       2008       2009       2008
                ---------- ---------- ---------- ---------- ----------
(dollars in
 thousands,
 except per
 share data)

SELECTED INCOME
  STATEMENT
  DATA *

 Interest
 income         $   22,526 $   21,222 $   21,541 $   64,734 $   63,803
 Interest
  expense            8,701      9,017      9,800     26,744     30,733
                ---------- ---------- ---------- ---------- ----------
 Net interest
  income            13,825     12,205     11,741     37,990     33,070
 Provision for
  loan/lease
  losses             3,527      4,876      2,154     12,761      4,494
                ---------- ---------- ---------- ---------- ----------
 Net interest
  income after
  provision for
  loan/lease
  losses            10,298      7,329      9,587     25,229     28,576
 Noninterest
  income             4,163      3,503      3,311     11,105     10,379
 Noninterest
  expense           12,273     12,422     10,576     35,794     31,133
                ---------- ---------- ---------- ---------- ----------
 Income (loss)
  from
  continuing
  operations
  before taxes       2,188     (1,590)     2,322        540      7,822
 Income tax
  expense
  (benefit) from
  continuing
  operations           563       (831)       613       (561)     2,154
                ---------- ---------- ---------- ---------- ----------
 Income (loss)
  from
  continuing
  operations    $    1,625 $     (759)$    1,709 $    1,101 $    5,668

 Discontinued
  operations:
  Gain on sale
   of merchant
   credit card
   acquiring
   business              --         --      4,645        --       4,645
  Operating
   income from
   merchant
   credit card
   acquiring
   business              --         --        119        --         361
  Operating
   loss from
   First
   Wisconsin
   Bank & Trust         --         --       (582)        --     (2,790)
                ---------- ---------- ---------- ---------- ----------
 Income (loss)
  from
  discontinued
  operations
  before taxes          --         --      4,182         --      2,216
 Income tax
  expense
  (benefit)
  from
  discontinued
  operations            --         --      1,492         --        758
                ---------- ---------- ---------- ---------- ----------
 Income (loss)
  from
  discontinued
  operations    $       -- $       -- $    2,690 $       -- $    1,458

 Net income
  (loss)        $    1,625 $     (759)$    4,399 $    1,101 $    7,126
 Less: Net
  income
  attributable
  to noncontrol-
  ling interests        36         61         94        248        362
                ---------- ---------- ---------- ---------- ----------
 Net income
  (loss) attribu-
  table to QCR
  Holdings,
  Inc.          $    1,589 $     (820)$    4,305 $      853 $    6,764

 Amounts
  attributable
   to QCR
   Holdings,
   Inc.:

  Income (loss)
   from
   continuing
   operations   $    1,589 $     (820)$    1,615 $      853 $    5,306
  Income (loss)
   from
   discontinued
   operations           --         --      2,690         --      1,458
                ---------- ---------- ---------- ---------- ----------
  Net income
   (loss)       $    1,589 $     (820)$    4,305 $      853 $    6,764

 Preferred stock
  dividends          1,031      1,085        446      2,812      1,338
                ---------- ---------- ---------- ---------- ----------
 Net income
  (loss)
  attributable
  to QCR
  Holdings, Inc.
  common
  stockholders  $     558  $   (1,905)$    3,859 $   (1,959)$    5,426

 Earnings (loss)
  per share from
  continuing
  operations
  attributable
  to QCR
  Holdings,
  Inc.:
  Basic         $     0.12 $    (0.42)$     0.25 $    (0.43)$     0.86
  Diluted       $     0.12 $    (0.42)$     0.25 $    (0.43)$     0.85

 Earnings (loss)
  per share
  from
  discontinued
  operations
  attributable
  to QCR
  Holdings,
  Inc.:
  Basic         $       -- $       -- $     0.58 $       -- $     0.32
  Diluted       $       -- $       -- $     0.58 $       -- $     0.31

 Earnings (loss)
  per share
  attributable
  to QCR
  Holdings,
  Inc.:
  Basic         $     0.12 $    (0.42)$     0.83 $    (0.43)$     1.18
  Diluted       $     0.12 $    (0.42)$     0.83 $    (0.43)$     1.17

 Earnings per
  common share
  (basic)
  attributable
  to QCR
  Holdings,
  Inc. LTM **   $    (0.86)$    (0.15)$     1.47

 AVERAGE
  BALANCES *
 Assets         $1,746,904 $1,732,200 $1,600,218 $1,705,024 $1,546,473
 Deposits       $1,102,388 $1,104,205 $  926,420 $1,095,220 $  909,848
 Loans/leases   $1,228,744 $1,220,175 $1,143,273 $1,220,326 $1,105,698
 Total
  stockholders'
  equity        $  127,834 $  129,235 $   88,904 $  122,939 $   86,928
 Common
  stockholders'
  equity        $   67,728 $   68,972 $   68,752 $   69,201 $   66,776

 KEY RATIOS *
 Return on
  average
  assets
  (annualized)       0.36%     -0.19%      1.08%      0.07%      0.58%
 Return on
  average
  common equity
  (annualized)***    3.30%    -11.05%     22.45%     -3.77%     10.83%
 Price earnings
  ratio LTM **    (11.84)x   (68.00)x     9.07 x   (11.84)x     9.07 x
 Net interest
  margin (TEY)       3.40%      3.04%      3.44%      3.21%      3.32%
 Nonperforming
  assets / total
  assets             1.82%      2.07%      0.85%      1.82%      0.85%
 Net charge-
 offs / average
  loans/leases       0.28%      0.27%      0.06%      0.64%      0.12%
 Allowance /
  total loans/
  leases             1.82%      1.84%      1.24%      1.82%      1.24%
 Efficiency
  ratio             68.23%     79.08%     70.27%     72.91%     71.65%

  * First Wisconsin Bank & Trust was sold on December 31, 2008 and is reported as discontinued operations for all periods reported
 ** LTM: Last twelve months
*** The numerator for this ratio is "Net income (loss) attributable to QCR Holdings, Inc. common stockholders"

                            QCR HOLDINGS, INC.
                     CONSOLIDATED FINANCIAL HIGHLIGHTS
                              (Unaudited)

                        For the Quarter          For the Nine Months
                              Ended                     Ended
                -------------------------------- --------------------
                Sept. 30,    June 30,  Sept. 30, Sept. 30,   Sept. 30,
                  2009         2009      2008       2009       2008
                ---------- ---------- ---------- ---------  ---------
(dollars in
 thousands,
 except share
 data)

ANALYSIS OF
 NONINTEREST
 INCOME *
 Credit card
  fees, net of
  processing
  costs         $      267 $      293 $      229 $     806 $      735
 Trust
  department
  fees                 720        701        781     2,139      2,550
 Deposit service
  fees                 843        788        816     2,459      2,320
 Gain on sales
  of loans, net        289        673        200     1,374        863
 Gains (losses)
  on sales of
  securities           719       (192)        --       513         --
 Gains on sale
  of foreclosed
  assets                34        187         61       220         66
 Earnings on
  cash surrender
  value of life
  insurance            316        322        241       930        787
 Investment
  advisory and
  management fees      374        351        481     1,076      1,566
 Other                 601        380        502     1,588      1,492
                ---------- ---------- ---------- --------- ----------
  Total
   noninterest
   income       $    4,163 $    3,503 $    3,311 $  11,105 $   10,379

 ANALYSIS OF
  NONINTEREST
  EXPENSE *
 Salaries and
  employee
  benefits      $    6,617 $    7,081 $    6,467 $  20,463 $   19,301
 Professional
  and data
  processing
  fees               1,183      1,203      1,143     3,539      3,410
 Advertising and
  marketing            251        207        386       704        981
 Occupancy and
  equipment
  expense            1,369      1,273      1,326     3,963      3,791
 Stationery and
  supplies             131        147        117       409        370
 Postage and
  telephone            268        291        223       787        695
 Bank service
  charges              129        114        160       366        431
 FDIC and other
  insurance          1,235      1,471        338     3,325        971
 Other               1,090        635        416     2,238      1,183
                ---------- ---------- ---------- --------- ----------
  Total
   noninterest
   expenses     $   12,273 $   12,422 $   10,576 $  35,794 $   31,133

 WEIGHTED
  AVERAGE
  SHARES
 Common shares
  outstanding
  (a)            4,546,270 4,540,854   4,624,056 4,536,992  4,612,658
 Incremental
  shares from
  assumed
  conversion:
  Options and
   Employee
   Stock
   Purchase
   Plan             11,032      9,427     22,443     9,738     32,074
                ---------- ---------- ---------- ---------  ---------
 Adjusted
  weighted
  average
  shares (b)     4,557,302  4,550,281  4,646,499 4,546,730  4,644,732

 * First Wisconsin Bank & Trust was sold on December 31, 2008 and is reported as discontinued operations for all periods reported
 (a)  Denominator for Basic Earnings Per Share
 (b)  Denominator for Diluted Earnings Per Share

           ROLLFORWARD OF LENDING ACTIVITY FOR THE NINE MONTHS
                       ENDING SEPTEMBER 30, 2009

                      (dollars in thousands)

     BALANCE AS OF DECEMBER 31, 2008:                     CONSOLIDATED
 -------------------------------------------               -----------

 Commercial loans                                              439,117
 Commercial real estate loans                                  526,668
 Direct financing leases                                        79,408
 Real estate loans - residential mortgage                  $    79,229
 Installment and other consumer loans                           88,541
                                                           -----------
                                                             1,212,963
 Plus deferred loan/lease origination costs,
 net of fees                                                     1,727
                                                           -----------
 TOTAL GROSS LOANS/LEASES                                  $ 1,214,690

 ORIGINATION OF NEW LOANS:
 -------------------------------------------

 Commercial loans                                               80,433
 Commercial real estate loans                                   75,117
 Direct financing leases                                        27,515
 Real estate loans - residential mortgage                       82,907
 Installment and other consumer loans                           14,188
                                                           -----------
                                                           $   280,160

 PAYMENTS/MATURITIES, NET OF ADVANCES
  OR RENEWALS ON EXISTING LOANS:
 -------------------------------------------

 Commercial loans                                              (74,454)
 Commercial real estate loans                                  (50,758)
 Direct financing leases                                       (18,734)
 Real estate loans - residential mortgage                      (92,558)
 Installment and other consumer loans                          (16,885)
                                                           -----------
                                                           $  (253,389)

 BALANCE AS OF SEPTEMBER 30, 2009:
 -------------------------------------------

 Commercial loans                                              445,096
 Commercial real estate loans                                  551,027
 Direct financing leases                                        88,189
 Real estate loans - residential mortgage                       69,578
 Installment and other consumer loans                           85,844
                                                           -----------
                                                             1,239,734
 Plus deferred loan/lease origination costs,
  net of fees                                                    2,004
                                                           -----------
 TOTAL GROSS LOANS/LEASES                                  $ 1,241,738
                                                           ===========

CONTACT:  QCR Holdings, Inc.
          Todd A. Gipple, Executive Vice President,
           Chief Operating Officer, Chief Financial Officer
         (309) 743-7745